Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. February 14, 2023 Preliminary Draft Subject to Review and Significant Revision Exhibit (c)(vii)

Preliminary Draft Subject to Review and Significant Revision $mm / $ per share To Public SH To Baryte Total To Public SH To Baryte Total To Public SH To Baryte Total To Public SH To Baryte Total Equity Value $731 $1,869 $2,600 $778 $1,822 $2,600 $826 $1,774 $2,600 $873 $1,727 $2,600 Number of Shares (mm) 93 237 329 93 237 329 93 237 329 93 237 329 Total Package Offer Price / Share $7.90 $7.90 $7.90 $8.41 $7.70 $7.90 $8.92 $7.50 $7.90 $9.43 $7.30 $7.90 Premium to Today Close (Feb-14) Today's Close: $5.94 33.0% 41.6% 29.6% 33.0% 50.2% 26.3% 33.0% 58.8% 22.9% 33.0% Premium to 30 Day VWAP (Feb-14) 30 Day VWAP: $5.55 42.3% 51.6% 38.7% 42.3% 60.8% 35.1% 42.3% 70.0% 31.5% 42.3% Equity Value Components Shares Purchased at Cash Price 93 110 202 93 106 199 93 103 195 93 99 192 Cash Price $7.90 $7.90 $7.90 $8.41 $7.70 $8.03 $8.92 $7.50 $8.17 $9.43 $7.30 $8.33 Cash Consideration $731 $866 $1,597 $778 $819 $1,597 $826 $772 $1,597 $873 $725 $1,597 Shares Purchased at PFD Equity Price 54 54 55 55 57 57 58 58 PFD Equity Price $7.90 $7.90 $7.70 $7.70 $7.50 $7.50 $7.30 $7.30 PFD Equity Consideration $425 $425 $425 $425 $425 $425 $425 $425 Shares Rolled 73 73 75 75 77 77 79 79 Rollover Shares Price $7.90 $7.90 $7.70 $7.70 $7.50 $7.50 $7.30 $7.30 Rollover Consideration $577 $577 $577 $577 $577 $577 $577 $577 TEV & Effective Multiples Total Cash From Pearl $1,597 $1,597 $1,597 $1,597 Equity Value $2,600 $2,600 $2,600 $2,600 Diamond Net Debt 1,817 1,817 1,817 1,817 Diamond TEV $4,417 $4,417 $4,417 $4,417 TEV to Pearl $4,417 $4,417 $4,417 $4,417 TEV / 2022E EBITDA 13.3x 13.3x 13.3x 13.3x TEV / 2023E EBITDA 11.9x 11.9x 11.9x 11.9x Effective TEV & Multiple to Public $4,417 $4,585 $4,753 $4,921 TEV / 2022E EBITDA 13.3x 13.8x 14.3x 14.8x TEV / 2023E EBITDA 11.9x 12.4x 12.8x 13.3x Effective TEV & Multiple to Baryte $4,417 $4,351 $4,285 $4,219 TEV / 2022E EBITDA 13.3x 13.1x 12.9x 12.7x TEV / 2023E EBITDA 11.9x 11.7x 11.6x 11.4x Baryte Cashed Out @ $7.50, Implied $7.90 Offer For Public and Baryte Public at $8.92 Baryte Cashed Out @ $7.70, Implied Public at $8.41 Baryte Cashed Out @ $7.30, Implied Public at $9.43 Differential Consideration Scenarios @ $7.90 / Share for Diamond 1 Source: Company Management Forecast, Company Filings, Pearl’s 3rd Offer and subsequent counter (1) Shares outstanding per Pearl S&U draft document (2) Analysis assumes Pearl purchases 110mm shares from Baryte for cash consideration at $7.90 (same number of shares as purchased under 2nd Offer at $7.75) (3) Reflects Pearl cash price offered for purchase of Baryte and Public outstanding shares (4) Net debt excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets. Also excludes unfunded pension deficit (5) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast (1) (3) (2) (5) (3) (3) (5) (4) (3) (5) (5) (5) (5) Share price to the public

Preliminary Draft Subject
to Review and Significant Revision

Differential Consideration Scenarios @ $8.00 / Share for Diamond

Share price to the public	$8.00 Offer For Public and Baryte			Baryte Cashed Out @ $7.70, Implied Public at $8.77			Baryte Cashed Out @ $7.50, Implied Public at $9.28			Baryte Cashed Out @ $7.30, Implied Public at $9.79		
$mm / $ per share	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	**$740**	**$1,893**	**$2,633**	**$811**	**$1,822**	**$2,633**	**$859**	**$1,774**	**$2,633**	**$906**	**$1,727**	**$2,633**
Number of Shares (mm)[1]	**93**	**237**	**329**	**93**	**237**	**329**	**93**	**237**	**329**	**93**	**237**	**329**
Total Package Offer Price / Share	**$8.00**	**$8.00**	**$8.00**	**$8.77**	**$7.70**	**$8.00**	**$9.28**	**$7.50**	**$8.00**	**$9.79**	**$7.30**	**$8.00**
Premium to Today Close (Feb-14)	***Today's Close: $5.94***		**34.7%**	**47.6%**	**29.6%**	**34.7%**	**56.2%**	**26.3%**	**34.7%**	**64.8%**	**22.9%**	**34.7%**
Premium to 30 Day VWAP (Feb-14)	***30 Day VWAP: $5.55***		**44.1%**	**58.0%**	**38.7%**	**44.1%**	**67.2%**	**35.1%**	**44.1%**	**76.4%**	**31.5%**	**44.1%**
Equity Value Components												
Shares Purchased at Cash Price	93	110[2]	202	93	105	197	93	101	194	93	98	190
Cash Price	$8.00	$8.00	$8.00	$8.77	$7.70	$8.20	$9.28	$7.50	$8.35	$9.79	$7.30	$8.51
Cash Consideration	$740	$877	$1,618[3]	$811	$806	$1,618[3]	$859	$759	$1,618[3]	$906	$712	$1,618[3]
Shares Purchased at PFD Equity Price		53	53		55	55		57	57		58	58
PFD Equity Price		$8.00	$8.00		$7.70	$7.70		$7.50	$7.50		$7.30	$7.30
PFD Equity Consideration		$425	$425		$425	$425		$425	$425		$425	$425
Shares Rolled		74	74		77	77		79	79		81	81
Rollover Share Price		$8.00	$8.00		$7.70	$7.70		$7.50	$7.50		$7.30	$7.30
Rollover Consideration		$590	$590		$590	$590		$590	$590		$590	$590
TEV & Effective Multiples												
Total Cash From Pearl			$1,618			$1,618			$1,618			$1,618
Equity Value			$2,633			$2,633			$2,633			$2,633
Diamond Net Debt[4]			1,817			1,817			1,817			1,817
Diamond TEV			**$4,450**			**$4,450**			**$4,450**			**$4,450**
TEV to Pearl			**$4,450**			**$4,450**			**$4,450**			**$4,450**
TEV / 2022E EBITDA[5]			13.4x			13.4x			13.4x			13.4x
TEV / 2023E EBITDA[5]			12.0x			12.0x			12.0x			12.0x
Effective TEV & Multiple to Public			**$4,450**			**$4,702**			**$4,870**			**$5,038**
TEV / 2022E EBITDA[5]			13.4x			14.1x			14.6x			15.2x
TEV / 2023E EBITDA[5]			12.0x			12.7x			13.1x			13.6x
Effective TEV & Multiple to Baryte			**$4,450**			**$4,351**			**$4,285**			**$4,219**
TEV / 2022E EBITDA[5]			13.4x			13.1x			12.9x			12.7x
TEV / 2023E EBITDA[5]			12.0x			11.7x			11.6x			11.4x

Source: Company Management Forecast, Company Filings, Pearl's 3rd Offer and subsequent counter

(1) Shares outstanding per Pearl S&U draft document

(2) Analysis assumes Pearl purchases 110mm shares from Baryte for cash consideration at $7.90 (same number of shares as purchased under 2nd Offer at $7.75)

(3) Reflects Pearl cash price offered for purchase of Baryte and Public outstanding shares

(4) Net debt excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets. Also excludes unfunded pension deficit

(5) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

EVERCORE

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Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Disclaimer 3